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                                                                  EXHIBIT 3(i).6


                              CERTIFICATE OF MERGER
                                     MERGING
                              GOLD MERGER SUB, INC.
                                  WITH AND INTO
                               GLOBAL MARINE INC.

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS
FOLLOWS:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the "Constituent Corporations") are as follows:

            Name                                        State of Incorporation
            Global Marine Inc.                          Delaware
            Gold Merger Sub, Inc.                       Delaware

SECOND: That an Agreement and Plan of Merger, dated as of August 31, 2001 (the "Merger Agreement"), among Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Sub, and Global Marine Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be Global Marine Inc.

FOURTH: The certificate of incorporation of Global Marine Inc. shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                       777 N. Eldridge Parkway, 12th Floor
                       Houston, Texas 77079-4493

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of either Constituent Corporation.

IN WITNESS WHEREOF, Global Marine Inc. has caused this Certificate of Merger to be executed by James L. McCulloch, its Senior Vice President, General Counsel and Assistant Secretary on this 20th day of November, 2001.

                                 GLOBAL MARINE INC.



                                 By:      /s/ James L. McCulloch
                                      -----------------------------------------
                                       Name:  James L. McCulloch
                                       Title: Senior Vice President, General
                                              Counsel and Assistant Secretary